UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

NAVIDEC FINANICAL SERVICES, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 200, Denver, Colorado 80222
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(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (“the Act”), Navidec Financial Services, Inc. (“the Company”) sold 100,000 shares of its restricted common stock, as discussed below.

On September 28, 2009, the Company began efforts to raise additional capital via the sale of its common stock via a private placement memorandum (“Offering”).  The Offering consisted of the Company’s common stock at $1.50 with the minimum investment being $37,500, or 25,000 shares.

The Offering was only made to accredited investors.  All investors were located in the State of Colorado.

The Company closed and withdrew the offering upon the engagement of Korral Partners Limited, as the Company’s corporate finance advisor and placement agent.  At the time of the closing of the Offering on October 24, 2009, the Company had raised $150,000 and issued 100,000 shares of the Company’s restricted common stock.  After the issuance of such shares, the Company had 8,976,583 shares issued and outstanding.

The Company intends to use the funds to support its operations and the financing of its wholly-owned subsidiary, Two Water River Company’s joint-venture HCIC Holdings, LLC.

The Company has filed an Amended Form D with the Securities and Exchange Commission (SEC) in connection with the Offering.

SECTION 8 – OTHER INFORMATION

Item 8.01  Other Information

On October 23, 2009, the Company signed an engagement letter with Korral Partners Limited (“Korral”) with principal offices in London, United Kingdom.  The engagement letter agreed to have Korral act as the Company’s corporate finance advisor and placement agent.  Further, Korral recommend, and the Company accepted, to withdraw the $1.50 per share Private Placement Offering, discussed above in Item 3.02, and issue a new Private Placement Offering at $2.00 per share. The maximum proposed offering is $30,000,000.

The Company cannot make any assurances that such funding will be raised.  If the funding is successful, the Company will use such funds to complete the financing of its wholly-owned subsidiary, Two Water River Company’s joint-venture in HCIC Holdings, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIDEC FINANCIAL SERVICES, INC. (Registrant)
Dated: November 11,2009	By: /s/ Wayne Harding Wayne Harding, Chief Financial Officer